Exhibit 21.1
                   Subsidiaries of Omega Financial Corporation


Name of Subsidiary                       State or Jurisdiction       Trade Name
                                           of Incorporation           (if any)
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Omega Bank, N.A.                             United States               -
P.O. Box 298
State College, PA    16804

Hollidaysburg Trust Company                  Pennsylvania                -
224 Allegheny Street
Hollidaysburg, PA  16648

Penn Central National Bank                   United States               -
431 Penn Street
Huntingdon, PA  16652

Montour Bank                                 United States               -
1519 Bloom Road
Danville, PA  17821

Central Pennsylvania Investment Company      Delaware                    -
1105 N. Market Street
Wilmington, DE 19899

Central Pennsylvania Life Insurance Company  Arizona                     -
1421 E. Thomas Road
Phoenix, AZ  85014

Central Pennsylvania Leasing, Inc.           Pennsylvania                -

Central Pennsylvania Real Estate, Inc.       Pennsylvania                -